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                                                                     Exhibit 5.2

                              DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6092
                        TEL 212 259-8000 FAX 212 259-6333

                                                              November 4, 2005

Platinum Underwriters Holdings, Ltd.
69 Pitts Bay Road
Pembroke, HM 08
Bermuda

Platinum Underwriters Finance, Inc.
2 World Financial Center
225 Liberty Street, Suite 2300
New York, NY 10281

Ladies and Gentlemen:

         We have acted as counsel for Platinum Underwriters Holdings, Ltd., a company existing under the laws of Bermuda (the "Company" or "Platinum Holdings"), and Platinum Underwriters Finance, Inc., a company incorporated under the laws of the State of Delaware ("Platinum Finance"), in connection with the filing by the Company and Platinum Finance with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (Reg. No. 333-129182), to which this opinion and consent are related (the "Registration Statement"), with respect to the registration of up to $750,000,000 of securities of the Company and Platinum Finance, consisting of the Company's senior and subordinated debt securities ("Platinum Holdings Debt Securities") and Platinum Finance's senior and subordinated debt securities ("Platinum Finance Debt Securities" and, together with the Platinum Holdings Debt Securities, the "Debt Securities") which will be unconditionally guaranteed by the Company (the "Guarantees"); the Company's common shares, par value $0.01 per share (the "Common Shares"); the Company's preferred shares, par value $0.01 per share (the "Preferred Shares"); depositary shares representing fractional interests in the Common Shares and Preferred Shares (the "Depositary Shares"); warrants to purchase Common Shares (the "Common Share Warrants"); warrants to purchase Preferred Shares (the "Preferred Share Warrants"); warrants to purchase Platinum Holdings Debt Securities (the "Debt Warrants," and together with the Common Share Warrants and Preferred Share Warrants, the "Warrants"); purchase contracts (the "Purchase Contracts") and purchase units (the "Purchase Units"). The Debt Securities, Guarantees, Common Shares, Preferred Shares, Depositary Shares, Warrants, Purchase Contracts and Purchase Units are herein referred to collectively as the "Securities." The Securities may be issued and sold from time to time after the Registration Statement becomes effective.

         The Platinum Holdings Debt Securities may be issued under a Senior Indenture, between the Company, as Issuer, and JPMorgan Chase Bank, N.A., as Trustee (the "Platinum

       NEW YORK WASHINGTON, D.C. LOS ANGELES EAST PALO ALTO HOUSTON AUSTIN
                   LONDON WARSAW FRANKFURT MILAN ROME BEIJING


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Platinum Underwriters Holdings, Ltd.
November 4, 2005
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Holdings Senior Indenture") or a Subordinated Indenture (the "Platinum Holdings
Subordinated Indenture" and, together with the Platinum Holdings Senior Indenture, the "Platinum Holdings Indentures"). Certain terms of the Platinum Holdings Debt Securities will be established by or pursuant to resolutions of the Board of Directors of the Company or a duly authorized committee thereof as part of the corporate action taken and to be taken relating to the issuance of the Platinum Holdings Debt Securities.

         The Platinum Finance Debt Securities and the Guarantees may be issued under a Senior Indenture, among Platinum Finance, as Issuer, the Company, as Guarantor, and JPMorgan Chase Bank, N.A., as Trustee (the "Platinum Finance Senior Indenture") or a Subordinated Indenture (the "Platinum Finance Subordinated Indenture" and, together with the Platinum Finance Senior Indenture, the "Platinum Finance Indentures"). The Platinum Holdings Senior Indenture and the Platinum Finance Senior Indenture shall be referred to collectively as the "Senior Indentures"; the Platinum Holdings Indentures and the Platinum Finance Indentures shall be referred to collectively as the "Indentures." Certain terms of the Platinum Finance Debt Securities will be established by or pursuant to resolutions of the Board of Directors of Platinum Finance or a duly authorized committee thereof as part of the corporate action taken and to be taken relating to the issuance of the Platinum Finance Debt Securities. Certain terms of the Guarantees will be established by or pursuant to resolutions of the Board of Directors of the Company or a duly authorized committee thereof as part of the corporate action taken and to be taken relating to the issuance of the Guarantees.

         The Warrants may be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of the Company or a duly authorized committee thereof as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

         The receipts evidencing the Depositary Shares (the "Receipts") may be issued pursuant to the terms of one or more deposit agreements (the "Deposit Agreements") to be entered into prior to the issuance of the Receipts, with certain terms of the Receipts to be established by or pursuant to resolutions of the Board of Directors of the Company or a duly authorized committee thereof as part of the corporate action taken and to be taken relating to the issuance of the Receipts.

         In connection therewith, we have examined (a) the Registration Statement, (b) the Senior Indentures and Subordinated Indentures, (c) the forms of the senior notes and subordinated notes included in the Senior Indentures and Subordinated Indentures, respectively and (d) the forms of Guarantees included in the Platinum Finance Indentures. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

         In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the


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Platinum Underwriters Holdings, Ltd.
November 4, 2005
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originals of such latter documents. We have also assumed that the books and records of each of the Company and Platinum Finance are maintained in accordance with proper corporate procedures. As to any facts material to our opinions, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of each of the Company and Platinum Finance and public officials.

      Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that:

      1. Assuming that (i) the Platinum Holdings Indentures, any Platinum Holdings Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Platinum Holdings Debt Securities have been duly and properly authorized;
            (ii) the Registration Statement has become effective under the Securities Act; (iii) the Platinum Holdings Indentures and any applicable supplemental indentures have been duly executed and delivered by each party thereto; (iv) the terms of such Platinum Holdings Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Platinum Holdings Indenture and any applicable supplemental indenture relating to such Platinum Holdings Debt Securities and are such that they do not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (v) such Platinum Holdings Debt Securities have been duly executed and authenticated in accordance with the applicable Platinum Holdings Indenture and any applicable supplemental indenture relating to such Platinum Holdings Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and paid for by any purchaser or underwriter or similar person in accordance with the underwriting agreement, purchase agreement or similar agreement relating to such Platinum Holdings Debt Securities, such Platinum Holdings Debt Securities will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally, to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law, and to an implied covenant of good faith and fair dealing.

      2. Assuming that (i) the Platinum Finance Indentures, any Platinum Finance Debt Securities and related Guarantees and any supplemental indenture to be entered into in connection with the issuance of such Platinum Finance Debt Securities and related Guarantees, have been duly and properly authorized; (ii) the Registration Statement has become effective under the Securities Act; (iii) the Platinum Finance Indentures and any applicable supplemental indentures have been duly executed and delivered by each party thereto; (iv) the terms of such Platinum Finance Debt Securities and related Guarantees and of their issuance and sale have been duly established in conformity with the applicable Platinum Finance Indenture and any applicable supplemental

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Platinum Underwriters Holdings, Ltd.
November 4, 2005
Page 4

            indenture relating to such Platinum Finance Debt Securities and related Guarantees and are such that they do not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Platinum Finance or the Company; and (v) such Platinum Finance Debt Securities and related Guarantees have been duly executed and authenticated in accordance with the applicable Platinum Finance Indenture and any applicable supplemental indenture relating to such Platinum Finance Debt Securities and related Guarantees, and the Platinum Finance Debt Securities are duly issued and delivered by Platinum Finance and the related Guarantees are duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and paid for by any purchaser or underwriter or similar person in accordance with the underwriting agreement, purchase agreement or similar agreement relating to such Platinum Finance Debt Securities and related Guarantees, then (a) such Platinum Finance Debt Securities will constitute valid and binding obligations of Platinum Finance enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally, to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law, and to an implied covenant of good faith and fair dealing, and (b) any such related Guarantees will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally, to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law, and to an implied covenant of good faith and fair dealing.

      3. Assuming that (i) the Warrants have been duly and properly authorized, executed and delivered; (ii) the Registration Statement has become effective under the Securities Act; (iii) the applicable Warrant Agreement and warrant certificate have been duly and properly authorized, executed and delivered by each party thereto and their terms do not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iv) such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and warrant certificate relating to such Warrants and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and paid for by any purchaser or underwriter or similar person in accordance with the underwriting agreement, purchase agreement or similar agreement relating to such Warrants; and (v) in the case of Common Share Warrants and Preferred Share Warrants, the Common Shares or the Preferred Shares issuable upon exercise of such Warrants have been duly and properly authorized for issuance in accordance with the Memorandum of Association and Bye-Laws of the Company and in accordance with a resolution of the Board of Directors of the Company or a duly

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Platinum Underwriters Holdings, Ltd.
November 4, 2005
Page 5

            authorized committee thereof specifying the specific terms thereof and the rights attaching thereto in accordance with the Memorandum of Association and Bye-laws of the Company and Bermuda law, and that such terms do not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or restriction imposed by any court or regulatory body having jurisdiction over the Company, and in the case of Debt Warrants, the Company has taken all necessary corporate action to authorize the issuance and terms of the Debt Securities issuable upon exercise of such warrants and such Debt Securities have been duly authorized, executed, issued and delivered by each party thereto, the Warrants will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally, to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law, and to an implied covenant of good faith and fair dealing.

      4. Assuming that (i) the applicable Deposit Agreement has been duly and properly authorized, executed and delivered by each party thereto;
            (ii) the Depositary Shares and Common Shares or the Preferred Shares relating to such Depositary Shares have been duly and properly authorized for issuance in accordance with the Memorandum of Association and Bye-laws of the Company and in accordance with a resolution of the Board of Directors of the Company or a duly authorized committee thereof specifying the specific terms thereof and the rights attaching thereto in accordance with the Memorandum of Association and Bye-laws of the Company and Bermuda law, and that such terms do not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or restriction imposed by any court or regulatory body having jurisdiction over the Company; (iii) the Registration Statement has become effective under the Securities Act; (iv) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares and are such that they do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (v) the Depositary Shares and the Common Shares or the Preferred Shares relating to such Depositary Shares have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement, purchase agreement or similar agreement; and (vi) the Receipts have been duly and properly authorized, executed, issued and delivered against the deposit of such Common Shares or Preferred Shares in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

      5. Assuming that (i) the Purchase Contracts and the terms of the offering thereof and related matters have been duly and properly authorized (including authorization of the issuance of the Common Shares, the Preferred Shares or the Debt Securities to be issued pursuant to the Purchase Contracts), and the terms thereof do not violate any

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Platinum Underwriters Holdings, Ltd.
November 4, 2005
Page 6

            applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) the Registration Statement has become effective under the Securities Act; (iii) the Purchase Contracts have been duly and properly executed, issued and are delivered by each party thereto; and (iv) the payment of the consideration for the Purchase Contracts has been made in accordance with such authorization as contemplated by the Registration Statement and any prospectus supplement relating thereto and any underwriting agreement, purchase agreement or similar agreement, the Purchase Contracts will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally, to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law, and to an implied covenant of good faith and fair dealing.

      6. Assuming that (i) the Purchase Units and the terms of the offering thereof and related matters have been duly and properly authorized, and the terms thereof do not violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) the Registration Statement has become effective under the Securities Act; (iii) the Company has taken all necessary corporate action to authorize the issuance and terms of the Purchase Contracts that are a component of such Purchase Units (including authorization of the issuance of the Common Shares, the Preferred Shares or Platinum Holdings Debt Securities to be issued pursuant to such Purchase Contracts); (iv) in the case of Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof, in accordance with their terms; (v) in the case of Purchase Units consisting at least in part of Platinum Holdings Debt Securities, the Company has taken all necessary corporate action to authorize the issuance and terms of such Platinum Holdings Debt Securities;
            (vi) in the case of Purchase Units consisting at least in part of Platinum Finance Debt Securities and any related Guarantee, Platinum Finance has taken all necessary corporate action to authorize the issuance and terms of the Platinum Finance Debt Securities and the Company has taken all necessary corporate action to authorize the issuance and terms of any related Guarantees; and (vii) each of (a) such Purchase Units, (b) such Purchase Contracts and (c) in the case of Purchase Units consisting at least in part of Debt Securities and any related Guarantees as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Debt Securities and any related Guarantees have been duly executed, authenticated, issued and delivered by each party thereto, then, upon the payment of the consideration for the Purchase Units and any related Purchase Contracts or Debt Securities with any related Guarantees in accordance with any underwriting agreement, purchase agreement or similar agreement, such corporate action and, in the case of such Debt Securities and any related Guarantees, the

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Platinum Underwriters Holdings, Ltd.
November 4, 2005
Page 7

            Indentures, such Purchase Units will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally, to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law, and to an implied covenant of good faith and fair dealing.

         The opinions rendered herein are limited to the laws of the State of New York. In particular, we do not pass on any matter governed by Bermuda law and we assume the validity of the Platinum Holdings Indentures, the Warrant Agreement, the warrant certificate, the Deposit Agreement, the Receipts and the Securities (except for the Platinum Finance Debt Securities) under the Company's constitutional documents and any law, regulation, order or decree in Bermuda. We note that the Company has not yet prepared any forms of Platinum Holdings Subordinated Indenture, any Guarantee issued pursuant to a Platinum Finance Subordinated Indenture, Warrant, Warrant Agreement, warrant certificate, Deposit Agreement, Receipt, Purchase Contract or Purchase Unit, and that Platinum Finance has not yet prepared any form of Platinum Finance Subordinated Indenture. Our opinions above are rendered based upon the assumption that such forms, when prepared by the Company and/or Platinum Finance, as applicable, will be acceptable to us.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act. We disclaim any obligation to update this opinion for events occurring or coming to our attention after the date hereof.

                                                     Very truly yours,


                                                     /s/  Dewey Ballantine LLP